Exhibit 99.1

Evergreen Energy Reports Second Quarter 2009
Financial Results
- Obtains financing agreement for $25.0 million -

FOR IMMEDIATE RELEASE

DENVER – August 7, 2009 – Evergreen Energy Inc. (NYSE Arca: EEE), a green energy technology solutions company, reported its second quarter 2009 financial results.
Thomas H. Stoner, Jr., president and CEO of Evergreen, said, “In the past few months, we have taken significant steps to commercialize our two proven, proprietary and transformative technologies. For GreenCert™, we strengthened our leadership team and empowered our sales team to create revenue driving partnerships with independent software vendors, environmental consultants and systems integrators.  With K-Fuel®, we delivered successful test results at a mine in Inner Mongolia.
“In addition, I just conducted positive visits with existing and potential K-Fuel partners in Asia.  We look forward to developing the next steps, which we believe will include the identification and engagement of key equipment suppliers, a potential construction schedule, the resolution of financing alternatives and similar activities that we believe will lead to definitive commercial agreements.  This is just the beginning.  We are committed to protecting and leveraging our strong intellectual property to pursue our mission to provide the technology that addresses the cleaner coal and carbon emissions needs globally.”

Financial Results for the Quarters Ended: June 30, 2009 and June 30, 2008
•	Revenues were $13.9 million, compared to $16.1 million, reflecting lower coal and ash disposal sales.

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Second Quarter 2009 Earnings
August 7, 2009 – Page 2

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Total operating expenses were $21.2 million, including a $2.9 million reversal of previously expensed non-cash, stock-based compensation related to 400,000 shares of restricted stock originally granted in the fourth quarter of 2005 to the former CEO who left the company in the second quarter of 2009.  This compares to $26.2 million.  The decline is attributable to the aforementioned credit, to the idling of the Fort Union plant and to lower coal production.  The decrease was partially offset by increased general and administrative costs that reflected the transition in management and investment in GreenCert sales and marketing infrastructure.

o
G&A was $6.0 million, including a $1.0 million credit of employee non-cash stock-based compensation (net of the aforementioned $2.9 million credit), and a $557,000 accrual related to severance expense attributable to two former executive officers. This compares with $7.7 million of which $1.5 million was employee non-cash stock-based compensation.

•	Operating loss was $7.4 million, compared to $10.1 million.
•	Net loss was $8.8 million, or $0.06 per share, compared to net loss of $10.5 million, or $0.13 per share.
•	The cash balance at June 30, 2009 was $3.5 million, compared with $7.7 million on March 31, 2009.

Diana Kubik, vice president and CFO of Evergreen, stated, “On August 4th, we reached an agreement with an investment group for a financing of $25.0 million, including a $20 million commitment from one significant, long-time shareholder and $5 million in additional commitments from two other shareholders and members of the board of directors, including our chairman M. Richard Smith and our director and CEO, Thomas H. Stoner Jr. Finalization of the agreement is subject to a review of the Buckeye Industrial Mining Co. security interest and customary closing conditions.  The term sheet, as drafted, requires that a portion of the proceeds be used to repay the 2009 convertible notes and the remaining proceeds may be used for working capital purposes.  The term sheet provides that the note will bear interest at eight percent and will be due at the earlier of the sale

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Second Quarter 2009 Earnings
August 7, 2009 – Page 3

of Buckeye Industrial Mining Co. or December 31, 2010. Lastly, we anticipate issuing five million warrants at a premium to our current stock price.  We expect to close the transaction no later than September 19, 2009.”

Financial Results for the Six-month Periods Ended: June 30, 2009 and June 30, 2008
•	Revenues were $31.7 million, compared to $28.1 million, reflecting an increase in sales realization per ton.
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Total operating expenses were $46.1 million, compared to $58.9 million.  The decrease was attributable to the idling of Fort Union and the aforementioned credit related to a reversal of previously expensed non-cash stock-based compensation. This was partially offset by higher costs to mine coal, which was primarily due to higher ash and rock content, thus increasing preparation and transportation costs.

•	Operating loss was $14.4 million, compared to $30.8 million.
•	Net loss was $15.6 million, or $0.11 per share, compared to net loss of $32.9 million, or $0.39 per share.

About Evergreen Energy
Evergreen Energy Inc. (NYSE Arca: EEE) delivers proven, transformative green energy solutions for cleaner coal production and precise, scientific carbon measurement. www.evgenergy.com  GreenCert is a product of Evergreen Energy subsidiary C-Lock Technology, Inc.

Contacts:
Analyst and Investors:	Media and Public Affairs
Jimmac Lofton	Paul Jacobson
VP Corporate Development	VP Corporate Communications
303-293-2992	303-293-2992
jlofton@evgenergy.com	pjacobson@evgenergy.com

or

Kirsten Chapman
Lippert / Heilshorn & Associates
415.433.3777
kchapman@lhai.com

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Second Quarter 2009 Earnings
August 7, 2009 – Page 4

Statements in this release that relate to future plans or projected results of Evergreen Energy Inc. and C-Lock Technology Inc. are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended by the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), and Section 21E of the Securities Exchange Act of 1934, as amended by the PSLRA, and all such statements fall under the "safe harbor" provisions of the PSLRA. Our actual results may vary materially from those described in any "forward-looking statement" due to, among other possible reasons, the realization of any one or more of the risk factors described in our annual or quarterly reports, or in any of our other filings with the Securities and Exchange Commission, all of which filings any reader of this release is encouraged to study. Readers of this release are cautioned not to put undue reliance on forward-looking statements.

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Second Quarter 2009 Earnings
August 7, 2009 – Page 5

EVERGREEN ENERGY INC.
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30, 2009	December 31, 2008
	(in thousands)
Assets
Current:
Cash and cash equivalents	$3,508	$7,667
Other assets	7,722	8,431
Total current assets	11,230	16,098
Property, plant and equipment, net of accumulated depreciation	29,906	29,965
Construction in progress	21,509	17,702
Mineral rights and mine development, net of accumulated depletion	17,294	18,032
Restricted cash	13,386	13,444
Debt issue costs, net of amortization	2,029	1,330
Other assets	3,453	4,870
	$98,807	$101,441

Liabilities and Stockholders’ Equity
Current liabilities:
Total current liabilities	23,906	13,835
Total liabilities	68,949	57,591

Equity attributable to Evergreen Energy Inc.	30,868	43,850
Equity attributable to noncontrolling interest	(1,010)	—
Total stockholders’ equity	29,858	43,850

	$98,807	$101,441

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Second Quarter 2009 Earnings
August 7, 2009 – Page 6

EVERGREEN ENERGY INC.

Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,
	2009	2008
	(in thousands, except for per share amounts)

Operating revenues:
Mining	$13,849	$15,950
K-Fuel refined coal and blended K-Fuel refined coal	—	138
Consulting and other	16	—
Total operating revenue	13,865	16,088

Operating expenses:
Coal mining operating costs	12,245	13,450
General and administrative	6,037	7,665
Plant costs	516	2,906
Depreciation, depletion and amortization	2,418	2,166
Research and development	16	14
Total operating expenses	21,232	26,201

Operating loss	(7,367)	(10,113)

Other income (expense):
Interest income	11	287
Interest expense	(1,526)	(1,861)
Other income (expense), net	123	1,208
Total other income (expense)	(1,392)	(366)

Net loss	(8,759)	(10,479)
Less: net loss attributable to noncontrolling interest	524	—
Net loss attributable to Evergreen Energy Inc.	$(8,235)	$(10,479)

Basic and diluted net loss per common share	$(0.06)	$(0.13)
Weighted-average common shares outstanding	130,247	83,598

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Second Quarter 2009 Earnings
August 7, 2009 – Page 7

EVERGREEN ENERGY INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	Six Months Ended June 30,
	2009	2008
	(in thousands, except for per share amounts)

Operating revenues:
Mining	$31,560	$27,692
K-Fuel refined coal and blended K-Fuel refined coal	—	429
Consulting and other	150	—
Total operating revenue	31,710	28,121

Operating expenses:
Coal mining operating costs	25,981	23,862
General and administrative	13,990	16,691
Plant costs	1,004	14,115
Depreciation, depletion and amortization	5,051	4,155
Research and development	47	67
Total operating expenses	46,073	58,890

Operating loss	(14,363)	(30,769)

Other income (expense):
Interest income	58	952
Interest expense	(2,095)	(3,639)
Other income (expense), net	787	588
Total other income (expense)	(1,250)	(2,099)

Net loss	(15,613)	(32,868)
Less: net loss attributable to noncontrolling interest	1,010	—
Net loss attributable to Evergreen Energy Inc.	$(14,603)	$(32,868)

Basic and diluted net loss per common share	$(0.11)	$(0.39)
Weighted-average common shares outstanding	127,240	83,469

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Second Quarter 2009 Earnings
August 7, 2009 – Page 8
EVERGREEN ENERGY INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2009	2008
	(in thousands)

Operating activities:
Net loss	$(15,613)	$(32,868)

Adjustments to reconcile net loss to cash used in operating activities:	6,354	8,266

Changes in operating assets and liabilities:	3,193	(469)

Cash used in operating activities	(6,066)	(25,071)

Investing activities:
Purchases of construction in progress and property, plant and equipment	(9,097)	(7,567)
Purchases of marketable securities	—	(5,000)
Proceeds from maturities of marketable securities	2,000	27,500
Other	78	(1,877)
Cash (used in) provided by in investing activities	(7,019)	13,056

Financing Activities:
Proceeds from issuance of convertible debt	10,000	—
Other	(1,074)	48
Cash provided by (used in) financing activities	8,926	48

Increase (decrease) in cash and cash equivalents	(4,159)	(11,967)
Cash and cash equivalents, beginning of period	7,667	26,958
Cash and cash equivalents, end of period	$3,508	$14,991